Exhibit 10.10

Dick’s Sporting Goods, Inc.

STOCK OPTION AGREEMENT
Granted Under the
2002 STOCK PLAN

     Unless otherwise defined herein, each capitalized term used in this Stock Option Agreement shall have the meaning given such term in the Dick’s Sporting Goods, Inc. 2002 Stock Plan (the “Plan”).

I. NOTICE OF STOCK OPTION GRANT

Optionee’s Name:	William R. Newlin

     The undersigned Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:	September 22, 2003

Exercise Price per Share:	$36.77

Number of Shares of Common Stock (the “Shares”) Granted:	300,000

Type of Shares:	Common Stock

Type of Option:	☐ Incentive Stock Option

☑ Nonstatutory Stock Option (i.e., Non-Qualified Stock Options)

Term/Expiration Date:	10 years/September 22, 2013

Vesting Schedule:	This Option shall become exercisable in the following installments prior to the Expiration Date:

50% on and after September 22, 2004;
75% on and after September 22, 2005;
100% on and after September 22, 2006;
in each case until the Expiration Date or earlier termination, provided, that such vesting schedule shall be accelerated as follows:

(a) In the event Optionee ceases to be an Employee prior to September 22, 2004, for any reason other than Optionee’s voluntary resignation or other voluntary separation of employment, then the Option shall become exercisable as to 50% of the Shares covered thereby, on and after the date on which the Employee ceased to be an Employee; and/or

(b) In the event there is an event involving the Company where Edward W. Stack (whether by reason of stock ownership or position) is no longer in a position to make the controlling judgments concerning Optionee’s responsibilities with the Company (a “Change of Control”), then the Option shall become exercisable as to 100% of the Shares covered thereby, on and after the date of the Change of Control.

Termination Period:	If Optionee ceases to be an Employee, Non-Employee Director or consultant (as the case may be) for any reason, the portion of this Option that is not vested shall expire immediately, except as described above under “Vesting Schedule;” the portion of this Option that is vested (or becomes vested upon the Optionee’s cessation of employment, pursuant to the “Vesting Schedule”) but has not yet been exercised shall be exercisable for the longer of (a) six (6) years from the date of vesting for each increment of Shares covered thereby, or (b) a period of (i) 90 days in the event of termination of Optionee’s status or (ii) 12 months in event of termination as a result of total and permanent disability or death as set forth in Section 6(b) of the Plan.

II. AGREEMENT

     1. Grant of Option. The Administrator of the Company hereby grants to the Optionee named in the Notice of Stock Option Grant (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

          If designated in the Notice of Stock Option Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that the Option fails to meet the requirements of an ISO under Code Section 422, this Option shall be treated as a Nonstatutory Stock Option (“NSO”).

     2. Exercise of Option.

          (a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in Section I. Notice of Stock Option Grant and with the applicable provisions of the Plan and this Option Agreement.

     3. Method of Exercise. This Option shall be exercisable by utilizing the instructions attached as Exhibit A (the “Exercise Information”).

          No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with the Code and any other applicable law or regulation, including the requirements of the NYSE. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     4. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

          (a) cash or check;

          (b) consideration received by the Company under a formal “brokerage cashless exercise” program adopted by the Company acceptable to the Board of Directors in its sole discretion in connection with the Plan or the delivery of a properly executed exercise notice together with irrevocable instructions to a broker registered under the Securities Exchange Act of 1934, as amended, to promptly deliver to the Company the amount of proceeds required to pay the Exercise Price; or

          (c) surrender of other Shares which, (i) in the case of Shares acquired upon exercise of a stock option, have either been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

     5. Withholding. Notwithstanding any provisions of the Plan or this Agreement to the contrary, whenever shares of Common Stock are to be issued to the Optionee, the Optionee shall also remit to the Company (or, in the case of a “brokerage cashless exercise,” or other exercise the Company shall have the right to withhold) an amount sufficient to satisfy federal, state and local withholding requirements prior to delivery of any certificate for shares. If an Optionee makes a disposition of shares acquired upon the exercise of an Incentive Stock Option within either two years after the Option was granted or one year after its exercise by the Optionee, the Optionee shall promptly notify the Company in accordance with Section 7(d) of this Agreement and the Company shall have the right to require the Optionee to pay the Company an amount sufficient to satisfy federal, state and local tax withholding requirements, if any.

     6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     7. Term of Option. This Option may be exercised only within the term set out in Section I. Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

     8. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a) Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

          (b) Exercise of Nonstatutory Stock Option. There may be a regular federal income tax liability upon the exercise of a Nonstatutory Stock Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee or a former Employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

          (c) Disposition of Shares. In the case of an NSO, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within one year after exercise or two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

     (d) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

     9. Entire Agreement, Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws but not the choice of law rules of the Commonwealth of Pennsylvania.

     10. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, NON-EMPLOYEE DIRECTOR OR CONSULTANT, AS THE CASE MAY BE, AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

     11. Incorporation of Plan. Optionee acknowledges receipt of a copy of one of the following: (i) the Company’s annual report for its last fiscal year, (ii) the Company’s Form 10-K for its last fiscal year, or (iii) the last prospectus filed by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option.

OPTIONEE:		DICK’S SPORTING GOODS, INC.:

/s/ William R. Newlin	By:	/s/ Edward W. Stack

Signature		Authorized Officer
William R. Newlin

Print Name

Exhibit A

          Wachovia, as the fourth largest bank in the US, will provide you superior customer service particularly when it comes to managing your account. Wachovia, with its automated methods of managing your stock option accounts will become the single source for all of your Option account maintenance.

How does Wachovia help me manage my account?

Wachovia puts the management of your Option Plan awards in your hands. With an extensive, user-friendly Web site and interactive voice response (IVR) phone system, Wachovia lets you access your account day or night. If you need to talk to a customer service representative, agents are on hand from 8 a.m. — 8 p.m. (ET) to take your calls.

•	Log on to the Web at www.firstunion.com/corptrust/cms/ to:

•	Get overviews of your current grants and vesting status

•	Model your portfolio

•	View real-time stock quotes

•	Execute same-day sale exercises

•	Check the status of current and previous orders of stock option exercises

•	Update your personal information

•	Contact Wachovia Customer Service

•	On the Phone: Don’t have Web access? No problem. Call Wachovia’s Shareholder Services Stock Information Line, toll-free, at 1-877-828-0483. You can exercise stock options, change your account PIN or model potential gains through the IVR feature.

Of course, you can speak to a customer service representative directly for assistance with these and other issues. Just call the Shareholders Services Stock Information Line at 1-877-828-0483 and press 0 to reach an agent.

How do I get access to my account?

Accessing your Option account through Wachovia is safe, secure and simple. Simply dial or log on and enter:

•	Your account number (your Social Security number)

•	Your Wachovia PIN

•	Your company code

You’ll receive, under separate cover, your PIN and company code directly from Wachovia. You can change your PIN whenever you want: simply access the “PIN Change” link on the Web site or press option #2 “PIN Change” on the Customer Service Line’s IVR system.

How secure is my account information?

Part of your security is your PIN; it helps to protect your account and personal data. To ensure that your personal data stays secure, change your PIN periodically and don’t share your PIN with anyone else.

For your account security, the Web and IVR systems will limit incorrect log on attempts. If you (or anyone else) try to log on three times unsuccessfully, you’ll be locked out of your account. In order to restore account access, you’ll have to contact Wachovia Employee Shareholder Services to request a new PIN.

What are some of the ways I can exercise my stock options?

In general, there are three primary methods to exercise your options:

4.	Buy and hold using cash (a.k.a. cash exercise): Pay the full amount for your exercise price and tax withholding in cash and keep your shares; OR

5.	Sell to cover: Exercise your options and simultaneously sell enough shares to cover the exercise price and the taxes incurred and keep the remaining shares for any future appreciation; OR

6.	Cashless exercise: Simultaneously exercise and sell all of your shares to receive a cash gain once you’ve covered the exercise price and taxes.

Note: Brokerage and processing fees may also apply when you sell shares.

Additionally, whenever shares of Common Stock are to be issued to the Optionee, and the Optionee is required to deliver (or, in the case of a cashless exercise, shall have withheld), in a form reasonably acceptable to Wachovia, an amount sufficient to satisfy federal, state and local withholding requirements prior to delivery of any certificate for shares.

The following is an example of the tax treatment for a 200 share Non-Qualified stock option that has a $5.00 option price; is exercised via “Buy and Hold “at $10.00 (Fair Market Value on Exercise Date):

EXERCISE	CALCULATION
A. Cost to exercise option	200 shares x $5.00	=	$1,000
B. Value upon date of exercise	200 shares x $10.00	=	$2,000
C. Taxable Income (B-A)	$2,000 - $1,000	=	$1,000
D. Withholding Tax (C x 28.45%) (1)	$1,000 x .2845	=	$284.50(2)
E. Cost to Exercise (A + D)	$1,000 + 284.50	=	$1,284.50

(1)	Combined Federal withholding of 27% and Medicare tax of 1.45%. Assumes there are no FICA or State/local taxes.

(2)	Depending upon your actual tax rate, additional tax payments may be required upon the filing of your tax return.

If you chose to perform a same day sale (a.k.a. cashless exercise), and the shares were sold at $10, you would receive proceeds as follows:

EXERCISE	CALCULATION
E. Cost to Exercise (From Above)	$1,000 + 284.50	=	$1,284.50
F. Sale Proceeds	200 shares x $10.00	=	$2,000.00
G. Commissions	$40
H. Net proceeds (F – E – G)	$675.50

Using the same example, if you chose to deliver or perform a sell to cover you would need to sell/deliver 100 shares:

EXERCISE	CALCULATION
I. Cost to Exercise (From Above)	$1,000 + 284.50	=	$1,284.50
J. Fair Market Value of Shares	$10
K. Shares required to cover Exercise cost	128 plus $4.50 cash	=	(E ÷ F) balance in cash

     How may I exercise my options with Wachovia?

The method that you choose to exercise your options will depend on the type of exercise you’d like to initiate.

•	Currently, the Web and IVR functions allow to perform only cashless exercises.

•	For a cash exercise or sell to cover exercise, you must contact a customer service representative.

The chart below illustrates which feature to use, depending on the way you want to exercise:

Exercise type:	Customer service rep	IVR	Web site
Buy and hold- cash	X	NA	NA
Sell to cover	X	NA	NA
Cashless	X	X	X

Initiating a Cashless Exercise on the Web:

1.)	Log on using your personal account information (account number, PIN, and company code).

2.)	Select “Grant Summary” to view your current grants and current vesting status in each.

3.)	Click the “Exercise Your Options” link at the bottom of the screen.

4.)	Select the grant from which you want to exercise options. Enter the number of shares you want to exercise from a particular grant in the “Shares to Exercise” field.

5.)	Click “Continue” to verify your exercise order. (To clear the screen and start over, select “Refresh.”)

6.)	To confirm your order and continue, enter your PIN in the field indicated.

Initiating a Cashless Exercise via the IVR:

1.)	Call x-1-877-828-0483 and follow the prompts to enter your personal account information (account number, PIN).

2.)	Press 1, “Stock Information”.

3.)	Press 1, “Grant Information or Exercise.”

4.)	To exercise an option on a grant, press 3, and follow the voice prompts to complete your exercise.

A Note about Cash Exercises:

Call 1-877-828-0483 before 3 p.m. ET and follow the prompts to enter your personal account information (account number, PIN). Press 0 to speak with a customer service representative.

When you execute a cash exercise, the fair market value of Dick’s Sporting Goods stock is calculated as the previous day’s closing price (or the closing bid if no sales were reported). The customer service representative will take your order (provided that you have previously obtained the necessary approval) and contact you via phone, fax or e-mail with the average of the day’s high and low prices and your tax withholding once the market has closed.

When can I exercise my options?

If you initiate your transaction before 3 p.m. (ET) on the day of sale, it will be processed that day. If you submit your request after 3 p.m. (ET), it will be placed in “pending” mode and processed immediately the next business day (provided there is a market for your shares).

You may cancel any request in pending mode before it’s processed by accessing your account via the Web, IVR or customer service representative (during business hours, 8 a.m. — 8 p.m. ET).

When will I receive my proceeds after an exercise?

Please allow three business days for Wachovia to process your transaction. Wachovia will forward your check to you by US mail. For an additional charge, you may request priority mail.

How do I receive my shares if I perform a “Buy and Hold” or a “Sell to Cover” exercise?

You will be able to instruct us how you wish the shares to be delivered. You may either receive a certificate for the shares or we will deposit your shares directly into any brokerage account you choose (it does NOT need to be a Wachovia brokerage account). Simply provide us with your brokers delivery instructions and we will electronically have the shares delivered. There is no charge for having the shares delivered to you

What are the fees?

For each transaction in which you sell shares, you will pay a $7.50 fee, in addition to $.08 per share sold. The minimum fee charged will be $40. (NOTE: Cash exercises carry no fees.) If you choose to do a same-day-sale and request access to a live broker, there is an additional $10 fee.

Can I use my own broker to exercise?

Yes. Simply have him or her contact a Wachovia customer service representative at 1-877-828-0483. When you work with your own broker to exercise your options, Wachovia will not assess transaction fees. You will, however, be subject to any fees that your broker charges.

www.firstunion.com/corptrust/cms/
OR
1-877-828-0483